Exhibit 21

Registrant Subsidiary Listing

Name	State/Country of Incorporation
Certus Unmanned Aerial Systems LLC (Joint Venture - 50%)	Delaware
Curlin Medical Inc.	Delaware
Moog MDG SRL	Costa Rica
Viltechmeda UAB	Lithuania
ZEVEX, Inc.	Delaware
Genesys Aerosystems Group, Inc.	Texas
Genesys Aerosystems, Inc.	Delaware
S-TEC Corporation	Texas
S-TEC Properties, Inc.	Texas
Moog Asset Management LLC	Delaware
Moog Australia Pty., Ltd.	Australia
Moog do Brasil Controles Ltda.	Brazil
Moog Controls Corp.	Ohio
Moog Controls Hong Kong Ltd.	Hong Kong
Moog Control Systems (Shanghai) Co., Ltd.	People's Republic of China
Moog Industrial Controls (Shanghai) Co., Ltd.	People's Republic of China
Moog Controls (India) Pvt. Ltd. (56% Moog Inc.; 44% Moog Singapore Pte. Ltd.)	India
Moog Controls Ltd.	United Kingdom
Moog Reading Limited	United Kingdom
Tritech Holdings Limited	United Kingdom
Tritech International Limited	United Kingdom
Tritech do Brasil Servicos E Equipamentos Submarinos Ltda.	Brazil
Moog Fernau Ltd.	United Kingdom
Moog Norden AB	Sweden
Moog Wolverhampton Limited	United Kingdom
Moog Holding GmbH & Co. KG	Germany
Moog Brno s.r.o	Czech Republic
Moog B.V.	Netherlands
Moog GmbH	Germany
HMS - Hybrid Motion Solutions GmbH (Joint Venture - 50%)	Germany
Moog Control Equipment (Shanghai) Co., Ltd.	People's Republic of China
Moog Italiana S.r.l.	Italy
Moog Luxembourg S.A.R.L.	Luxembourg
Moog Rekofa GmbH	Germany
Moog GAT GmbH	Germany
GAT Transmission Technology (Beijing) Co. Ltd.	People's Republic of China
Obshestwo s Ogranizennoi Otwetstwennostju MOOG	Russia
Moog Luxembourg Finance S.A.R.L.	Luxembourg
Focal Technologies Corporation	Nova Scotia
Moog International Financial Services Center S.a.r.l.	Luxembourg
Moog Verwaltungs GmbH	Germany
Moog Ireland Limited	Ireland
Moog Japan Ltd.	Japan
Moog Korea Ltd.	South Korea
Moog Receivables LLC	Delaware
Moog S.A.R.L. (95% Moog Inc.; 5% Moog GmbH)	France
Moog Singapore Pte. Ltd.	Singapore
Moog Aircraft Services Asia PTE LTD. (Joint Venture - 51%)	Singapore
Moog EM Solutions (India) Private Limited	India
Moog India Technology Center Pvt. Ltd.	India
Moog Motion Controls Private Limited	India

All listed subsidiaries are wholly owned by the Corporation, directly or indirectly, unless otherwise noted. Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as defined by Rule 1-02 of Regulation S-K.